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EXHIBIT 99.1

                                  PRESS RELEASE

December 4, 2000 - All Star Gas Corporation announced today that it has extended the period during which the Offer to Exchange (the "Offer") dated November 2, 2000 with respect to its 12 7/8% Senior Secured Notes due 2000 (the "Senior Notes") is open.

         The Offer expires at 5:00 p.m., Eastern Standard time, on December 18, 2000 (the "Expiration Date"). As of December 1, 2000, the entire $50,880,000 outstanding principal amount of the Senior Notes have been tendered. Tenders of Senior Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

         This press release contains statements that are forward looking. These statements are not projections or assured results.

         For additional information contact Valeria Schall, All Star Gas Corporation, 417-532-3103.